Exhibit 10.4

DATED 25 FEBRUARY 2010

MEGO GOLD LLC and INDUSTRIAL MINERALS SA

SECURITY AGREEMENT

THIS AGREEMENT is made on 25FEBRUARY 2010

BY AND BETWEEN

(1)	MEGO GOLD LLC, registered offices at Suite#2, 2A Tamanyan Street, Yerevan, Armenia ( hereinafter referred to us "Mego"); and

(2)	Industrial Minerals SA, ac/o Lenz & Staehelin, Rte de Chene 30, 1208 Geneva, Switzerland (hereinafter referred to us “Secured Party”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Business Day" means a day (other than Saturday or Sunday) on which banks are open for general business in Switzerland and Armenia.

"GCSC" means Gold Concentrate Supply Contract concluded between the parties and dated as of February 1, 2010

"Civil Code" means the Civil Code of the Republic of Armenia.

"Collateral Rights" means all rights, powers and remedies of the Secured Party provided by this Agreement or by law.

"Enforcement Event" means the non-performance or improper performance by Mego.

"Collateral/Security" means the Stockpile secured under or pursuant to or evidenced by this Agreement.

"Stockpile" means 20,000 tones of ore stockpiled and held by, to the order or on behalf of the Secured Party at any time.

1.2	Construction
In this Agreement,

(a)	Unless a contrary indication appears, a reference to:

(i)	"assets" includes present and future properties, revenues and rights of every description;

(ii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(iii)
a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(iv)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, with which persons who are subject thereto are accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(v)
the "winding-up", "dissolution", "administration" or "reorganisation" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the laws and regulations of Armenia or any jurisdiction in which the Mego carry on business including the seeking of liquidation, winding-up, reorganisation, bankruptcy, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

(vi)	a reference to a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause, a paragraph of or a schedule to this Agreement.

(b)
General words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words.  Any phrase introduced by the terms "other", "including" and "include" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

(c)	Section, Clause and Schedule headings are for ease of reference only.

2.	SECURED OBLIGATIONS

The Mego charge the Stockpile with full title guarantee and mortgages as of first ranking security in favour of the Secured Party, as continuing security for the payment of an amount USD 450 000 /four hundred fifty thousands/ received under the “Gold Concentrate Supply Contract” concluded between the parties and dated as of February 1, 2010 a copy of which is attached hereto and made a part hereof (GCSC).

3.	RELEASE

3.1	Release
Upon performance in full by the Mego of their obligations under the GCSC Contract or otherwise upon termination of such Contract, the Secured Party shall, at the request and cost of the Mego, release all the security granted under this Agreement and deliver to the Secured Party all documents necessary to effect the release of security without any recourse to, and without any representations or warranties by, the Secured Party or any of its nominees.

4.	ENFORCEMENT EVENT

4.1	Enforcement Event
Mego shall be in default under this agreement upon the occurrence of any of the following events or conditions, namely: (a) default in the performance of any of the Obligations or of any agreements or liabilities contained or referred to herein or in GSCS; (b) any warranty, representation or statement made or furnished to Secured Party by or on behalf of Mego proving to have been false in any material respect when made or furnished; (c) loss, theft, substantial damage, destruction, sale or encumbrance to or any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon; or (d) dissolution, termination of existence, filing by Mego or by any third party against Mego of any petition under any bankruptcy statute, insolvency, business failure, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by Mego.

Upon the occurrence of an Enforcement Event, the Mego must:

(a)	transfer to the Secured Party any interest and other monies and benefits it may receive thereafter in connection with the Stockpile

(b)	notwithstanding Clause 5.2 of this Agreement, not take any decisions as the owner of Stockpile except in accordance with the instructions of the Secured Party.

5.	MEGOS' REPRESENTATIONS AND UNDERTAKINGS

5.1	Representations
Mego makes the following representations and warranties to the Secured Party and acknowledges that the Secured Party has become party to this Agreement in reliance on these representations and warranties:

(a)	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Agreement  do not and shall not result in the existence of, or oblige it to create, any security over the Collateral other than as permitted under this Agreement.

Except for the security interest granted hereby, Mego is the owner of the Collateral free from any adverse lien, security interest or encumbrance; and Mego will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

(b)
No Financing Statement covering any of the Collateral or any proceeds thereof is on file in any public office. Mego shall immediately notify the Secured Party in writing of any change in name, address, identity or corporate structure from that shown in this Agreement and shall also upon demand furnish to the Secured Party such further information and shall execute and deliver to Secured Party such financing statements and other documents in form satisfactory to Secured Party and shall do all such acts and things as Secured Party may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Obligations, subject to no adverse liens or encumbrances; and Mego will pay the cost of filing the same or filing or recording this agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable.  A carbon, photographic or other reproduction of this agreement is sufficient as a financing statement.

(c)
Except as contemplated by the GCSC between the parties, Mego will not sell, assign, pledge, lease or otherwise transfer or encumber the Collateral or any interest therein, without the prior written consent of Secured Party.

(d)
Mego will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, shall not waste or destroy the Collateral or any part thereof, and shall not use the Collateral in violation of any statute, ordinance or policy of insurance thereon. Secured Party may examine and inspect the Collateral at any reasonable time or times, wherever located.

(e)	Mego will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement or upon any note or notes evidencing the Obligations.

(f)	Repetition

The representations set out in Clauses 5.1 (Non-conflict with other obligations) are deemed to be made by the Mego by reference to the facts and circumstances then existing on the date of this Agreement.

5.2	Undertakings
(a)	Disposals and Negative pledge

The Mego shall not enter into a single transaction or a series of transactions (whether related or not) whether voluntarily or involuntarily, to sell, lease, transfer or otherwise dispose of the whole or any part of the Collateral and will not create or permit to subsist any security interest on any part of the Collateral or otherwise deal with any part of the Collateral, save as may be permitted under this Agreement or instructions received by the Secured Party.

6.	FURTHER ASSURANCE

(a)
The Mego will promptly at their own cost do all such acts or execute all such documents as the Secured Party may specify (and in such form as the Secured Party may require in favour of the Secured Party or its nominee(s)) for the purpose of exercising the Collateral Rights or perfecting the Security created or intended to be created in respect of the Collateral or for the exercise of the rights, powers and remedies of the Secured Party provided by or pursuant to this Agreement or by law in each case in accordance with the rights vested in it under this Agreement.

(b)
The Mego shall promptly take all such action available to them as may be necessary for the purpose of the creation, perfection, protection or maintenance of the Collateral as a first-ranking security over the Stockpile.

7.	SECURITY ENFORCEMENT

7.1	Enforcement out of court
Upon and at any time after the occurrence of an Enforcement Event, the Secured Party may in its sole discretion, by written notice to the Mego in accordance with the Article 249 of the Civil Code of RA (which, at the date of this Security, requires that two-months' notice be given before security can be enforced) and without recourse to any court, in its absolute discretion enforce all or any part of the Collateral by securing and perfecting its title to all or any part of the Collateral (including transferring the Collateral into its name or the name of third persons designated by it or by instructing Mego to sell/export the Collateral to the person designated by the Secured Party) or selling (direct sale), or otherwise disposing of all or any part of the Collateral at a fair market value prevailing at the material time.

7.2	Enforcement through court
Upon the occurrence of an Enforcement Event, the Secured Party shall be entitled in its sole discretion to select the enforcement the Security by taking proceedings in any competent court in Armenia.

8.	EFFECTIVENESS OF COLLATERAL

8.1	No Waiver
No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right or remedy under this Agreement shall operate as a waiver of any such right or remedy or constitute an election to affirm this Agreement. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy of the Secured Party. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

8.2	Illegality, Invalidity, Unenforceability
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

8.3	No liability
None of the Secured Party or its nominee(s) shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the Collateral or (c) realisation of all or any part of the Collateral, except in the case of gross negligence or wilful default upon its part.

8.4	Implied Covenant for Title
It shall be implied in respect of this Agreement that the Mego are charging the Collateral free from all charges and encumbrances (whether monetary or not) and from all other rights exercisable by third parties (including liabilities imposed and rights conferred by or under any enactment).

8.5	Continuing security
(a)
The Security from time to time constituted by this Agreement is a continuing security and will remain in full force and effect as a continuing security until the date of full and final discharge of the GCSC.

(b)	No part of the Security from time to time constituted by this Agreement will be considered satisfied or discharged by any intermediate payment, discharge or satisfaction of any part of the CCSC.

(c)	In accordance with Article 233 of the Civil Code, the Security shall secure the Secured Party’s claim to the extent of the amount it will be worth of at the time of actual satisfaction.

8.6	Immediate recourse
The Mego waives any right it may have of first requiring the Secured Party to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Mego under this Agreement.

8.7	No prejudice
The Collateral created by or pursuant to this Agreement and the rights, powers and remedies of the Secured Party provided by or pursuant to this Agreement or by law shall not be prejudiced by any unenforceability or invalidity of any other agreement or document (other than the agreements and documents under which the GCSC are created) or by any time or indulgence granted to the Mego or any other person by the Secured Party or by any other thing which might otherwise prejudice the Security or any rights, powers and remedies of the Secured Party provided by or pursuant to this Agreement or by law.

8.8	Discretion
Any liberty or power which may be exercised or any determination which may be made under this Agreement by the Secured Party may be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

9.	EXPENSES, STAMP TAXES, INDEMNITY

9.1	Expenses
The Mego shall promptly on demand pay the Secured Party the amount of all costs and expenses (including legal fees) reasonably incurred by the Secured Party in connection with the negotiation, preparation and execution of this Agreement and the completion of the transactions and perfection of the security contemplated in this Agreement.

9.2	Enforcement expenses
The Mego shall, within 5 (five) Business Days of demand pay to the Secured Party for all the costs and expenses (including legal fees) on a full indemnity basis incurred by it in connection with the exercise, preservation and/or enforcement of any of the rights, powers or remedies of the Secured Party or the Security or any proceedings instituted by or against the Secured Party as a consequence of taking the Security.

9.3	Indemnity
The Mego shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Secured Party, its attorneys against any action, proceeding, claims, losses, liabilities and costs which they may sustain as a consequence of any breach by the Mego of the provisions of this Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Agreement or otherwise relating to the Collateral.

9.4	Interest on Demands
If the Mego fails to perform any of its Obligations under the GCSC and consequently repay the amount due on the due date for payment of that amount the Mego shall pay interest on any such sum (before and after any judgment and to the extent interest at a default rate is not otherwise being paid on such sum) from the date of demand until the date of payment calculated on a daily basis at the interest rate of 8% annually.

9.5	Payments Free Of Deduction
All payments to be made to the Secured Party under this Agreement shall be made free and clear of and without deduction for or on account of tax unless the Mego are required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Mego in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

10.	APPLICATION OF PROCEEDS

All moneys received or recovered by the Secured Party as a result of enforcement of the Security shall be:

(a)	first, reimbursing the Secured Party any costs incurred in connection with the enforcement of the Security; and

(b)	second, paying the amount due to the Secured Party under the GSCS as well as interest incurred, if any; and

(c)	if any amount is left from the enforcement of Security in excess of the amounts due to Secured Party, it shall be transferred to Mego.

11.	ASSIGNMENT

11.1	Permitted Successors
This Agreement shall be binding upon and shall inure to the benefit of each party and its legal successors, permitted transferees and permitted assigns and despite any amalgamation or merger (however effected) relating to such party.

11.2	Disclosure
The Secured Party shall be entitled to disclose such information concerning the Mego or any other person and this Agreement as the Secured Party considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by applicable law.

12.	NOTICES

12.1	Communications in writing
Any communication to be made under or in connection with the present Agreement shall be made in writing form.

13.	WAIVERS AND COUNTERPARTS

13.1	Waivers
No waiver by the Secured Party of any of its rights under this Agreement shall be effective unless given in writing.

13.2	Counterparts, Governing language
This Agreement is made in three original copies in the Armenian and English languages, all having the same legal effect. Each party holds a copy. A fourth copy shall be provided to, and kept with, the notary public. In the event of any discrepancies between the English and Armenian language versions of this Agreement, the Armenian language version shall prevail.

14.	GOVERNING LAW

This Agreement shall be governed by the laws of Republic of Armenia.

15.	DISPUTE RESOLUTION

Any dispute, controversy or claim which may arise out of or in connection with this Agreement, or the execution, breach, termination or invalidity of this Agreement shall be referred to, and finally resolved by, relevant Armenian courts.

THIS AGREEMENT has been signed by the Mego and the Secured Party on the date specified above in February 25, 2010.

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